As filed with the Securities and Exchange Commission on January 27, 1997
                                        Registration No. 333-________



                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                FORM S-8
                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933

                       CCB FINANCIAL CORPORATION
         (Exact name of Registrant as specified in its charter)

                 North Carolina                 56-1347849
          (State or other jurisdiction of     (I.R.S. Employer
          incorporation or organization)     Identification No.)

                          Post Office Box 931
                          111 Corcoran Street
                      Durham, North Carolina 27702
      (Address of principal executive offices, including Zip Code)

                CCB Financial Corporation Retirement Savings Plan
                                (Full title of the Plan)
                          _____________________

                          W. Harold Parker, Jr.
                   Senior Vice President and Controller
                        CCB Financial Corporation
                           Post Office Box 931
                           111 Corcoran Street
                       Durham, North Carolina 27702
                 (Name and address of agent for service)

                              (919) 683-7777
      (Telephone number, including area code, of agent for service)

                                Copies to:

                            Anthony Gaeta, Jr.
                         Moore & Van Allen, PLLC
                     One Hannover Square, Suite 1700
                      Raleigh, North Carolina 27601
                              (919) 828-4481

 CALCULATION OF REGISTRATION FEE

                                PROPOSED      PROPOSED
TITLE OF           AMOUNT TO     MAXIMUM       MAXIMUM     AMOUNT OF
SECURITIES            BE        OFFERING      AGGREGATE   REGISTRATION
TO BE REGISTERED  REGISTERED    PRICE PER     OFFERING       FEE
                                SHARE (1)       PRICE
Common Stock,       500,000      $69.188     $34,594,000    $11,929
$5.00 par value     shares

Participation
interests in the
CCB Financial         (2)          N/A           N/A          N/A
Corporation
Retirement
Savings Plan

Series A Junior
Participating       500,000        N/A           N/A          N/A
Preferred Stock     rights
Purchase Rights
(3)

(1)Estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the high and low reported prices of the Common Stock as reported by the New York Stock Exchange on January 22, 1997.
(2)As provided in Rule 416(c), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(3)The Series A Junior Participating Preferred Stock Purchase Rights will be attached to and trade with shares of the common stock.

                       CCB FINANCIAL CORPORATION

                      500,000 Shares of Common Stock
                        Par Value $5.00 Per Share

                         Offered Pursuant to the
            CCB Financial Corporation Retirement Savings Plan

   The contents of the registration statement filed on Form S-8 of CCB Financial Corporation, registration number 33-51657, filed December 22, 1993, are hereby incorporated by reference. This registration statement is being filed for the sole purpose of increasing the number of shares registered under the CCB Financial Corporation Retirement Savings Plan from 500,000 shares to 1,000,000 shares.

                                SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on January 27, 1997.

                                       CCB FINANCIAL CORPORATION


                                       By: /S/ ERNEST C. ROESSLER
                                             Ernest C. Roessler
                                             President and Chief
                                             Executive Officer




                            POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Ernest C. Roessler or W. Harold Parker, Jr. or either of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registrant Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                      Title                Date

  /S/  ERNEST C. ROESSLER       Vice Chairman,          January 21, 1997
      Ernest C. Roessler        President, Chief
                                Executive Officer and
                                Director (Principal
                                Executive Officer)

  /S/   W. HAROLD PARKER, JR.   Senior Vice President   January 21, 1997
    W. Harold Parker, Jr.       and Controller
                                (Principal Financial
                                and Accounting
                                Officer)

  /S/   JOHN M. BARNHARDT       Director                January 21, 1997
      John M. Barnhardt

                                Director                January __, 1997
     J. Harper Beall, III

  /S/   JAMES B. BRAME, JR.     Director                January 21, 1997
     James B. Brame, Jr.

  /S/   TIMOTHY B. BURNETT      Director                January 21, 1997
      Timothy B. Burnett

  /S/   W. L. BURNS, JR.        Director                January 21, 1997
       W. L. Burns, Jr.

  /S/   EDWARD S. HOLMES        Director                January 21, 1997
       Edward S. Holmes

  /S/    DAVID B. JORDAN        Vice Chairman and       January 21, 1997
       David B. Jordan          Director

                                Director                January 21, 1997
        Owen G. Kenan

  /S/   EUGENE J. MCDONALD      Director                January 21, 1997
      Eugene J. McDonald

                                Director                January __, 1997
    Bonnie McElveen-Hunter

                                Director                January __, 1997
   Hamilton W. McKay, Jr., M.D.

   /S/   GEORGE J. MORROW       Director                January 21, 1997
       George J. Morrow

   /S/    ERIC B. MUNSON        Director                January 21, 1997
        Eric B. Munson

   /S/   MILES J. SMITH, JR.    Director                January 21, 1997
     Miles J. Smith, Jr.

   /S/   JIMMY K. STEGALL       Director                January 21, 1997
       Jimmy K. Stegall

   /S/   H. ALLEN TATE, JR.     Director                January 21, 1997
      H. Allen Tate, Jr.

   /S/   JAMES L. WILLIAMSON    Director                January 21, 1997
     James L. Williamson

   /S/   PHAIL WYNN, JR.        Director                January 21, 1997
     Dr. Phail Wynn, Jr.









        Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on January 27, 1997.



               CCB FINANCIAL CORPORATION RETIREMENT SAVINGS PLAN
                                  (The Plan)


           By: ADMINISTRATIVE COMMITTEE,
               CCB Financial Corporation
               Retirement Savings Plan
               (Plan Administrator)


               By:    /S/  J. KENT FAWCETT
               Name:   J. Kent Fawcett
               Title:  Senior Vice President, CCB Financial Corporation


               By: CENTRAL CAROLINA BANK AND TRUST COMPANY, Trustee

                By:    /S/  THOMAS W. MURRAY
                Name:  Thomas W. Murray
                Title:  Senior Vice President

                              EXHIBIT INDEX



Exhibit No.           Description of Document


  5.1       Opinion of Moore & Van Allen, PLLC.

 23.1       Consent of KPMG Peat Marwick LLP, independent auditors.

 23.2 Consent of Moore & Van Allen, PLLC (included in the opinion filed as Exhibit No. 5.1.)

 24.1       Power of Attorney (included on the signature page.)